                       FEDERAL DEPOSIT INSURANCE CORPORATION
                              Washington, D.C.  20006


                                      FORM 8K


                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934



                                    May 6, 1998
                     (Date of Report) (Date of Earliest Event)


                                BANK OF LOS ANGELES
               (Exact Name of Registrant as Specified in its Charter)

                                     California
                   (State or Other Jurisdiction of Incorporation)


                                   (310) 843-1455
                (Registrant's Telephone Number, Including Area Code)




                  23790                                95-3612029
        (FDIC Certificate Number)           (IRS Employer Identification No.)


                            8901 Santa Monica Boulevard
                          West Hollywood, California  90069
                    (Address of Principal Executive Offices)  (Zip Code)


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Item 5.  Other Events.

On May 6, 1998, Bank of Los Angeles ("BKLA") announced that its Chairman of the Board, Maurice (Morry) J. Burford, passed away in the early morning hours of May 6, 1998. It was also announced that the Board of Directors appointed Adriana M.
Boeka, then current Vice Chairman, Chairman of the Board of Directors.   A copy
of the press releases issued by BKLA in connection with the announcement are attached hereto as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference in their entirety.


Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

   (c)  Exhibits

        The following exhibits are filed with this Current Report on Form 8-K:
        Exhibit 99.1   Press Release of BKLA, dated May 6, 1998
        Exhibit 99.2   Press Release of BKLA, dated May 12, 1998

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  May 13, 1998


                              BANK OF LOS ANGELES




                              ---------------------------------
                              Adriana M. Boeka
                              Chairman of the Board

                                      EXHIBIT INDEX



  Exhibit Number                           Description

   Exhibit 99.1   Press Release of BKLA, dated May 6, 1998
   Exhibit 99.2   Press Release of BKLA, dated May 12, 1998



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                                  [LETTERHEAD]




                                 PRESS RELEASE


CONTACT:  Adriana M. Boeka
          Chairman of the Board
          310/843-1480

FOR IMMEDIATE RELEASE:  MAY 6, 1998


WEST HOLLYWOOD, CA - BANK OF LOS ANGELES (BKLA): Bank of Los Angeles today sadly announced that its Chairman of the Board, Maurice (Morry) J. Burford, passed away during the early morning hours of May 6, 1998. Mr. Burford was at UCLA Medical Center.

Adriana M. Boeka, current Vice Chairman, has been appointed Chairman of the Board by the Bank's Board of Directors.

                                  [LETTERHEAD]




                                 PRESS RELEASE


CONTACT:  Adriana M. Boeka
          Chairman of the Board
          310/843-1480

FOR IMMEDIATE RELEASE:  MAY 12, 1998

                          BANK OF LOS ANGELES ANNOUNCES
                           PASSING OF MORRY J. BURFORD


WEST HOLLYWOOD, CA - BANK OF LOS ANGELES (BKLA): It was with deep regret that the Board of Directors and the senior management of Bank of Los Angeles, West Hollywood, California, announced the passing of the Bank's Chairman of the Board, Maurice (Morry) J. Burford.

Mr. Burford headed a group that acquired a majority interest in the Bank in 1995. Under his direction, the Bank grew significantly from approximately $80 million in assets to $278 million in assets as of March 31, 1998. This growth had been accomplished through an orderly restructuring of the management team and staff, enhancement in the services provided to the Bank's customers, and through the acquisition of World Trade Bank in 1995, American West Bank and Culver National Bank in 1997.

Mr. Burford's honesty, integrity, and direct no-nonsense business approach were well known throughout the financial services community and by those who had the honor to work with and know him. He held all members of the Banks' professional staff to a high standard, but never demanded more of them than he gave himself. His commitment to achieving shareholder value was evidenced by the Bank's recent agreement with Western Bancorp which provides for the merger of the Bank with and into Santa Monica Bank, a wholly-owned subsidiary of Western Bancorp.

The Agreement and Plan of Reorganization, dated as of April 16, 1998, by and among Western Bancorp, Santa Monica Bank and Bank of Los Angeles, is unaffected by the Bank of Los Angeles' Chairman's death. Due diligence was completed April 29, 1998 and the closing, subject to regulatory and shareholder approvals, is scheduled to be completed in the fourth quarter of 1998.

The Board of Directors has appointed Ms. Adriana M. Boeka, the former Vice Chairman of the Bank, as successor Chairman of the Board of Directors. John Feldman will continue to serve as the President and Chief Executive Officer of the Bank. The Board and senior management are committed to accomplishing the proposed merger with Western Bancorp and will continue to operate the Bank pending the completion of that transaction with the same commitment to excellence, safety and soundness that were personified by Mr. Burford.